EXHIBIT 10.37

Second Amendment to the Distribution Agreement

This Second Amendment to the Distribution Agreement ("the Amendment") entered into on October 31, 2012 by and between Arteriocyte Medical Systems, Inc. (the "Company"), a Delaware Corporation and CPM Medical, Inc. (the "Distributor") (collectively, "the Parties"), a Texas Corporation, modifies the Distribution Agreement by and between the Parties executed on May 13, 2010 ("the Agreement"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

BACKGROUND

The Distributor is Company's authorized, non-exclusive distributor of Company Products in the Territory subject to the terms and conditions of the Agreement.

The Parties determined that the Distributor's appointment should be non¬exclusive.

Accordingly, the Parties agree as follows:

1.	AGREEMENT AMENDMENT.
(A)	The following provisions shall be inserted into the Agreement:
i.

Background: Whereas, Company is engaged in the business of distributing and marketing the MAROFUSE and MAROMatch demineralized bone products ("DBM") (the Magellan, Disposables and DBM are collectively the "Products").

ii.	§ 1.28 "DBM" shall have the meaning set forth in the recitals.
iii.

§ 3.7 DBM Sales. Distributor shall not purchase, market, or sell DBM products without Consent. Additional terms and conditions apply for sales of DBM products as outlined in this provision. At the signing of this Agreement, Distributor has Consent to sell DBM products in their contract Territory. If given Consent, the following provisions shall apply:

1.	Distributor may purchase Company's DBM product line only if they are a registered Tissue Bank.
2.

Distributor shall provide Company with all appropriate federal, and, if applicable, state tissue bank accreditation documentation prior to Company shipping any DBM product to the Distributor. Company shall ship the product only to the location specified on Distributor's tissue bank license.

3.	Distributor shall follow all applicable state and federal law and regulations in regards to human tissue products.
a.	Distributor shall only sell DBM to point of care facilities, licensed physicians and registered Tissue Banks.
4.	Company shall not provide Distributor with any DMB product as consigned inventory, trunk stock or demonstration product.
5.	Company shall not accept any return of DBM product that has been opened.
6.

Company reserves the right to refuse shipping DBM products to the following states if either Company or Distributor does not have the proper certification, which can be amended from time to time as needed: New York, California, Florida, Maryland, Delaware, Georgia.

7.	Distributor shall immediately notify Company if Distributor is no longer authorized as a tissue bank by the federal government or any specific state.
8.	A breach of § 3.7 shall constitute a material breach of this Agreement. iv. 4.1.7 DBM Prices. Distributor shall receive the following discounts on DBM Product Purchases:

Part Number	Percent (&) Discount Per Unit
MAROMATCH 1CC	42.31%
MAROFUSE 1CC	46.15%
MAROMATCH 5CC	48.05%
MAROFUSE 5CC	61.98%
MAROMATCH 10CC	39.65%
MAROFUSE 10CC	57.78%
(B)	The Parties shall attach this Amendment to the Agreement as Exhibit F. This Amendment shall be incorporated into the Agreement as part of the Agreement.
2.	MISCELLANOUS.
(A)	Severability Clause. If any provision of this Amendment is illegal or unenforceable, that provision is severed from this Amendment or the Agreement and all other provisions remain in force.
(B)	Merger. This Amendment signed by both Parties constitutes the final written expression of all the terms of this Amendment and is a complete and exclusive statement of those terms.
(C)	The Parties may only modify this Amendment by a writing signed by both Parties.
(D)

Controlling Terms. If there are any conflicts between the terms of this Agreement and any other writing or correspondence between the Parties, the terms of this Agreement shall control. Any writings prior to, contemporaneous to, or after the execution of this Agreement, including any terms and conditions from Distributor, that are not signed by both Parties are null and void and the terms of this Agreement shall control even if the writing specifies that it controls.

(E)	Choice of Law. The validity, interpretation and performance of this Amendment and the Agreement is controlled by and construed under the laws of the State of Delaware.
(F)

Dispute Resolution. In the event of any dispute, claim or controversy arising from or relating to this Amendment, and/or the Agreement or the breach hereof (a "Claim"), the Parties shall make a good faith attempt to negotiate an amicable resolution to any and all such Claims. If any Claim is not resolved by the Parties within thirty (30) days after delivery of written notice thereof from one Patty to the other Party, then prior to commencing any cause of action or other legal proceeding the Parties shall promptly submit the claim to non-binding mediation in the principal place of business of the non-claiming Party. Any Claim not resolved as a result of the foregoing shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall take place in Cleveland, Ohio, USA.

(G)	Counterparts. The Parties may execute this Amendment in several counterparts, each of which is an original but which together constitute one and the same document.
(H)	Headings/Caption. The paragraph headings used in this Amendment are for convenience and reference purposes only and do not add to, limit, or in any manner affect the subject matter.

To evidence the Parties' agreement to this Amendment, they have signed and delivered this Amendment as of the date set forth in the preamble.

Arteriocyte Medical Systems, Inc.	CPM Medical, Inc
By:__________________________________ donald j. brown jan 30, 2013	By:__________________________________
Name: Donald J. Brown Title:	Name: Mark Brooks
Chief Executive Officer	Title: Principle
Date: Jan 30, 2013	Date:

EXHIBIT 10.37

Exhibit G

MAROMatchbox US Manufacturer's Suggested Retail Pricing
Part Number	Description	Pricing Per Unit
MAROMATCH 1CC	MAROMatchTM ice - Demlnerallzed Bone Matrix Powder	$260.00
MAROFUSE 1CC	MAROFusen, 1cc - Dernineralized Bone Matrix Gel	$650.00
MAROMATCH 5CC	MAROMatchn' 5cc - Deminerallzed Bone Matrix Powder	$770.00
MAROFUSE 5CC	MAROFusem 5cc - Demlneralized Bone Matrix Gel	$2,630.00
MAROMATCH 10CC	MAROMatchn, 10cc - Demtnerallzed Bone Matrix Powder	$1,160.00
MAROFUSE 10CC	MAROFuserm 10cc - Deminerallzed Bone Matrix Gel	$3,790.00
AMS98045LBL — ev 2.0